As filed with the Securities and Exchange Commission on February 10, 1999

                                                      Registration No. 333-71071
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                           BERGEN BRUNSWIG CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

               New Jersey                                 22-1444512
      -------------------------------                  --------------------
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                   Identification No.)

                             4000 Metropolitan Drive
                          Orange, California 92868-3598
                                 (714) 385-4000
--------------------------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)

                                 MILAN A. SAWDEI
           Executive Vice President, Chief Legal Officer and Secretary
                             4000 Metropolitan Drive
                          Orange, California 92868-3510
                                 (714) 385-4255
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Peter H. Ehrenberg, Esq.
                              Lowenstein Sandler PC
                              65 Livingston Avenue
                           Roseland, New Jersey 07068

                  Approximate  date  of  commencement  of  proposed  sale to the public: From time to time after the effective date of this Registration Statement, as determined by the Selling Shareholders. See "Selling Shareholders".

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE


=============================================================================================
                                                              Proposed
                                             Proposed         maximum
Title of each class                          maximum          aggregate         Amount of
of securities to be       Amount to be       offering price   offering          registration
registered                registered         per unit (1)     price (1)         fee
---------------------------------------------------------------------------------------------
Class A Common Stock,
$1.50 par value           5,676,101 Shares      $27.125       $153,964,239.63   $42,802 (2)

=============================================================================================

    (1) Pursuant to Rule 457(c), the proposed maximum offering price per unit is estimated solely for the purpose of calculating the registration fee and is based on the average of the high and low sale prices of the Class A Common Stock on the New York Stock Exchange Composite Transactions Tape on January 14, 1999.

    (2)   Previously paid.

                                 --------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------

                           BERGEN BRUNSWIG CORPORATION
                                  ------------

                                5,676,101 Shares
                              Class A Common Stock

          The shareholders listed below in this Prospectus are offering and selling up to 5,676,101 shares of our Class A Common Stock under this Prospectus.

          One of the selling shareholders is the former owner, through a chain of wholly-owned subsidiaries, of the business known as Stadtlander Drug Company, Inc., a Pennsylvania corporation ("Stadtlander"), which acquired its shares of our Class A Common Stock on January 21, 1999 directly from us in connection with our acquisition of Stadtlander. The other selling shareholder is the parent corporation of the company that sold Stadtlander to us. We explain this acquisition in more detail below.

          Our Class A Common Stock is listed on the New York Stock Exchange under the symbol "BBC". On , 1999, the closing sales price of our Common Stock on the New York Stock Exchange was $ .

          The selling shareholders will sell their shares of Class A Common Stock on the New York Stock Exchange at prevailing market prices. We will not receive any of the proceeds from the sale of the shares of Class A Common Stock by the selling shareholders.

          Our principal executive offices are located at 4000 Metropolitan Drive, Orange, California 92868-3598, and our telephone number is (714) 385-4000.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

                                           The date of this Prospectus is , 1999

                             ADDITIONAL INFORMATION

         We file annual, quarterly, and current reports, proxy statements, and other documents with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at Judiciary Plaza Building, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You should call 1-800-SEC-0330 for more information on the public reference room. The SEC maintains an Internet site at http://www.sec.gov where certain reports, proxy and information statements, and other information regarding issuers (including Bergen Brunswig Corporation) may be found. You can also obtain copies of some of our periodic reports and proxy statements from our Internet site at http://www.bergenbrunswig.com.

          This Prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this Prospectus regarding Bergen Brunswig Corporation and its Class A Common Stock, including certain exhibits. You can get a copy of the registration statement from the SEC at the address listed above or from its Internet site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The SEC allows us to "incorporate" into this Prospectus information we file with it in other documents. This means that we can disclose important information to you by referring to other documents that contain that information. The information incorporated by reference is considered to be part of this Prospectus, and information we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, except to the extent information in those documents is different from the information contained in this Prospectus, and all future documents filed with the SEC under Sections 13(a), 13(c) or 15(d) of the Securities Exchange Act of 1934 until we terminate the offering of these shares:

               (a) Annual Report on Form 10-K for the fiscal year ended September 30, 1998, as amended on January 28, 1999;

               (b) Current Report on Form 8-K dated November 12, 1998;

               (c) Current Report on Form 8-K dated January 13, 1999;

               (d) Current Report on Form 8-K dated January 26, 1999; and

               (e) The description of the Company's Common Stock set forth in the Registration Statement on Form 8-A filed by the Company with the Commission on October 20, 1993 pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

          We will provide without charge to each person, including any beneficial owner of Class A Common Stock ("Common Stock"), to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the documents that have been incorporated by reference in this Prospectus (not including exhibits to such documents unless such exhibits are specifically incorporated by reference therein). Requests should be directed to Bergen Brunswig Corporation, 4000 Metropolitan Drive, Orange, California 92868-3598, Attention: Milan A. Sawdei, Secretary; telephone number (714) 385-4255.

          You should rely only on the information contained in or incorporated by reference in this document. We have not authorized anyone to provide you with information that is different. The Common Stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.


                                   THE COMPANY

          Bergen Brunswig Corporation, formed in 1956, and its subsidiaries (collectively, the "Company") are a diversified drug and health care distribution organization and, as such, the nation's largest supplier of pharmaceuticals to the managed care market and the second largest wholesaler to the retail pharmacy market. The Company is one of the largest pharmaceutical distributors to provide both pharmaceuticals and medical-surgical supplies on a national basis.


                              SELLING SHAREHOLDERS

          On November 9, 1998, the Company entered into a Stock Purchase Agreement (the "Purchase Agreement") with Counsel Corporation ("Canadian Seller"), Stadt Holdings, Inc. ("US Seller") and Stadtlander Drug Company, Inc. ("Stadtlander"), pursuant to which the Company agreed to acquire all of the outstanding capital stock of Stadtlander from the Canadian Seller and the US Seller. At the time the Purchase Agreement was executed, the Canadian Seller and the US Seller owned all of the capital stock of Stadtlander. The Purchase Agreement was amended and restated on January 21, 1999 (as amended, the "Amended and Restated Purchase Agreement"), principally to reflect a restructuring by the selling entities in which (a) the Canadian Seller transferred in a series of transactions all of its shares of Stadtlander capital stock to the US Seller, its indirect subsidiary, so that the US Seller became the sole owner of Stadtlander and (b) all of the assets, liabilities, business and properties of Stadtlander were transferred to two limited liability companies of which the US Seller was the sole equity owner. On January 21, 1999 (the "Closing Date"), the Company completed its acquisition of Stadtlander from the US Seller. In consideration of acquiring Stadtlander, the Company issued to the US Seller 5,676,101 shares of the Company's Class A Common Stock ("Common Stock"). The Company also paid approximately $141.3 million in cash to the US Seller as part of the estimated purchase price, assumed bank indebtedness of approximately $100 million and paid approximately $30 million to the US Seller pursuant to certain related agreements. Although the Canadian Seller did not directly own any equity interest in Stadtlander on the Closing Date, the US Seller and the Canadian Seller have advised the Company that through a series of intercompany debt repayments and/or other intercompany transfers first by the US Seller, then through the US Seller's sole parent and again through its sole grandparent, the Canadian Seller has acquired, or may acquire, some or all of the shares of Common Stock that the Company initially delivered to the US Seller under the terms of the Amended and Restated Purchase Agreement. For purposes of this Prospectus, the term "Selling Shareholders" refers to both the US Seller and the Canadian Seller, the beneficial owners of the Common Stock issued pursuant to the Purchase Agreement and their transferees, pledgees, donees or other successors.

          The consideration paid to the US Seller is subject to adjustment. Under the terms of the Amended and Restated Purchase Agreement, the Company is required to pay the US Seller a purchase price based on Stadtlander's actual net worth and net debt level as of the Closing Date, which is referred to as the "Net Purchase Price." Since its net worth and net debt level as of the Closing Date cannot be calculated on the Closing Date, the Amended and Restated Purchase Agreement required the Company to pay an estimate of the net purchase price (the "Estimated Net Purchase Price") as of the Closing Date. The Estimated Net Purchase Price is based on Stadtlander's net worth as of September 30, 1998 and an estimate of Stadtlander's net debt as of the Closing Date. Stadtlander's net worth and net debt level as of the Closing Date will be calculated and finalized after the Closing Date pursuant to a procedure prescribed in the Amended and Restated Purchase Agreement.

          After the calculation of Stadtlander's Closing Date net worth and net debt has been finalized, an adjustment will be made in the purchase price depending on whether the amount paid to the US Seller on the Closing Date exceeded, or was exceeded by, the amount that should have been paid (based on the actual Closing Date figures). If the Estimated Net Purchase Price is less than the Net Purchase Price, the Company is obligated to pay additional cash and deliver additional shares of Common Stock to the US Seller. If, on the other hand, the Estimated Net Purchase Price is greater than the Net Purchase Price, the US Seller is obligated to refund the difference to the Company in cash and shares of Common Stock. Substantially all payments of the purchase price, including all adjustment payments described above, whether to be made by the Company or to be received by the Company, are to be made one-half in cash and one-half in the Company's Common Stock. Thus, the US Seller will either (a) receive a number of additional shares of Common Stock, based on a valuation of $24.8125 per share, equal to one half of the amount, if any, by which the Net Purchase Price exceeds the Estimated Net Purchase Price, or (b) deliver to the Company a number of shares of the Company's Common Stock, based on a valuation of $24.8125 per share, equal to one half of the amount, if any, by which the Estimated Net Purchase Price exceeds the Net Purchase Price. Interest will be factored into the repayment obligation. The Company has agreed to include any additional shares issued as part of the Net Purchase Price in the registration statement in which this Prospectus is included or in another registration statement filed with the SEC.

          Under the terms of the Amended and Restated Purchase Agreement, the Selling Shareholders are restricted in their ability to sell the Company's Common Stock. They are permitted to sell up to 30% of the number of shares of Common Stock received (after any adjustment) during the first 90-day period after the Closing Date, and then 10% (plus any shares permitted to be, but not sold in the preceding fiscal quarters, up to a maximum of 30%) of the number of shares received (after any adjustment) during each of the five subsequent 90-day periods. During the sixth 90-day period, the Selling Shareholders may sell up to 30% of the Common Stock. These restrictions lapse at the end of the sixth 90-day period after the Closing Date, although they may be waived by the Company at any time.

          Prior to the Closing Date, neither of the Selling Shareholders was an affiliate (as that term is defined in Rule 405 of the Securities Act of 1933, as amended) of the Company.



                                 MANNER OF SALE

          The Common Stock may be sold from time to time to purchasers directly by the Selling Shareholders. Alternatively, the Selling Shareholders may from time to time offer the Common Stock to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Shareholders or the purchasers of such securities for whom they may act as agents. The Selling Shareholders and any underwriters, broker/dealers or agents that participate in the distribution of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

          The Common Stock may be sold from time to time in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. The sale of the Common Stock may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market or (iv) through the writing of options.

          Pursuant to the Amended and Restated Purchase Agreement, all expenses of the registration of the Common Stock will be paid by the Company, including, without limitation, Commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Shareholders will pay all underwriting discounts and selling commissions, if any. The Selling Shareholders will be indemnified by the Company against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company will be indemnified by the Selling Shareholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.


                                 USE OF PROCEEDS

          The Company will not receive any proceeds from the sale of Common Stock by the Selling Shareholders.


                           FORWARD LOOKING STATEMENTS

          The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the
Act). This Prospectus incorporates by reference forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events, prospects, projections or financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made, implied or projected in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical or medical-surgical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems, including malfunctions or failures associated with Year 2000 compliance or readiness issues; the costs and difficulties related to the integration of recently acquired businesses, including the status of such businesses' compliance with Year 2000 protocols; changes to the presentation of financial results and position resulting from adoption of new accounting principles or upon the advice of the Company's independent auditors, or the staff of the Securities and Exchange Commission; changes in the distribution or outsourcing pattern for pharmaceutical or medical-surgical products and/or services, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; competitive factors in the Company's healthcare service businesses, including pricing pressures; the continued financial viability and success of the Company's customers and suppliers; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical and medical-surgical manufacturers' pricing policies and overall drug and medical-surgical supply price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in documents incorporated by reference herein. The words "believe," "expect," "anticipate," "project," and similar expressions identify "forward-looking statements," which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


                                     EXPERTS

          The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1998, have been audited by Deloitte & Touche
LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution


         Securities and Exchange Commission
             registration fee....................................    $42,802
         Legal fees and expenses.................................      5,000
         Accounting fees and expenses............................      5,000
         Miscellaneous expenses..................................      1,000
                                                                     -------
             Total...............................................    $53,802
                                                                     =======

          No portion of the foregoing expenses will be borne by the Selling Shareholders.

          All expenses other than the Securities and Exchange Commission registration fee are estimated.


Item 15.  Indemnification of Directors and Officers

          Under the Company's Restated Certificate of Incorporation, every person who is or was a director, officer, employee or agent of the Company and the legal representative of such a person is entitled to receive indemnification from the Company to the fullest extent permitted by law. Under New Jersey law, directors and officers may be indemnified in certain situations, subject to the Company's having taken certain actions and the directors and officers having met certain specified standards of conduct. In addition, in April, 1986, the Company entered into agreements, which were amended on July 3, 1986 (collectively, the "Indemnity Agreement"), to indemnify each of its directors against liabilities and defense costs to the extent that such directors would have been insured under the director and officer liability insurance policies which were in effect on December 31, 1984 (the "1984 Policy"). The 1984 Policy afforded the broadest coverage for liabilities arising under ERISA and the securities and anti-trust laws. The obligation of the Company to indemnify a director under the Indemnity Agreement is limited to $30 million, the maximum coverage available under the 1984 Policy. However, the Indemnity Agreement does not limit a director's right to recover in excess of $30 million from the Company if the director is otherwise entitled to statutory indemnification. The Indemnity Agreement was ratified by the shareowners at the annual meeting held on December 17, 1986. The Company currently maintains a directors' and officers' insurance policy which provides liability coverage with respect to its directors and officers.

          In addition, the Company's Restated Certificate of Incorporation eliminates the personal liability of directors and officers to the Company and its shareowners for monetary damages for acts or omissions (including negligent and grossly negligent acts or omissions) in violation of a director's or officer's fiduciary duty of care. The duty of care refers to a fiduciary duty of directors and officers to manage the affairs of the Company with the same degree of care as would be applied by an "ordinarily prudent person under similar circumstances". The provisions of the Company's Restated Certificate of Incorporation which eliminate the personal liability of directors and officers do not, in any way, eliminate or limit the liability of a director or officer for breaching his duty of loyalty (i.e., the duty to refrain from fraud, self-dealing and transactions involving improper conflicts of interest) to the Company or its shareowners, failing to act in good faith, knowingly violating a law or obtaining an improper personal benefit and do not have any effect on the availability of equitable remedies.

          See also the undertakings set forth in response to item 17 herein.

Item 16.  Exhibits

         2.1 Amended and Restated Purchase Agreement, dated as of January 21, 1999, by and among Stadtlander Drug Co., Inc., Counsel Corporation, Stadt Holdings Inc. and the Company.

         4.1      Restated  Certificate  of  Incorporation  of  Bergen  Brunswig
                  Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.2 By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998, are incorporated by reference to Exhibit 4.2 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

         4.3 Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

         5.1*     Opinion of Lowenstein Sandler PC.

         23.1     Consent of Deloitte & Touche LLP

         23.2     Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

         24.1*    Power of Attorney.

-----------------------------
*  Previously filed.

Item 17.  Undertakings

          The undersigned Registrant hereby undertakes:

          A. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement; and

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the foregoing information is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement.

          B. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          C. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          D. That for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          E. That insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the

Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to its Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orange, State of California, on the 9th day of February, 1999.

                           BERGEN BRUNSWIG CORPORATION



                                           By:/s/ Milan A. Sawdei
                                              ----------------------------------
                                Milan A. Sawdei,
                                                  Executive Vice President


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registrant's Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/  Robert E. Martini*         Chairman of the                February 9, 1999
-----------------------         Board and Director
     Robert E. Martini

/s/  Donald R. Roden*           President, Chief               February 9, 1999
--------------------            Executive Officer
     Donald R. Roden            and Director

/s/  Neil F. Dimick*            Executive Vice President,      February 9, 1999
-------------------             Chief Financial Officer
     Neil F. Dimick             and Director (Principal
                                Financial Officer and
                                Principal Accounting
                                Officer)

/s/  Jose E. Blanco, Sr.*       Director                       February 9, 1999
------------------------
     Jose E. Blanco, Sr.

/s/  Rodney H. Brady*           Director                       February 9, 1999
--------------------
     Rodney H. Brady

/s/  Charles C. Edwards, M.D.*  Director                       February 9, 1999
-----------------------------
     Charles C. Edwards, M.D.

/s/  Charles J. Lee*            Director                       February 9, 1999
-------------------
     Charles J. Lee

/s/  George R. Liddle*          Director                       February 9, 1999
---------------------
     George R. Liddle

/s/  James R. Mellor*           Director                       February 9, 1999
--------------------
     James R. Mellor

/s/  George E. Reinhardt, Jr.*  Director                       February 9, 1999
-----------------------------
     George E. Reinhardt, Jr.

/s/  Francis G. Rodgers*        Director                       February 9, 1999
-----------------------
     Francis G. Rodgers

*By: /s/ Milan A. Sawdei
    -------------------------
         Milan A. Sawdei,
         Attorney-in-Fact

                                  EXHIBIT INDEX


     2.1      Amended and Restated Purchase  Agreement,  dated as of January 21,
              1999,  by  and  among   Stadtlander   Drug  Co.,   Inc.,   Counsel
              Corporation, Stadt Holdings Inc. and the Company.

     4.1 Restated Certificate of Incorporation of Bergen Brunswig Corporation, dated November 13, 1998, is incorporated by reference to Exhibit 4.1 to the Company's Post Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

     4.2 By-laws of Bergen Brunswig Corporation, as amended and restated, dated November 13, 1998, are incorporated by reference to Exhibit
              4.2 to the Company's Post-Effective Amendment No. 2 to Form S-3 dated December 17, 1998 (file no. 333-63441).

     4.3 Rights Agreement, dated as of February 8, 1994, between the Registrant and Chemical Trust Company of California, as Rights
              Agent, is incorporated by reference herein to Exhibit 1 to the Registrant's Registration Statement on Form 8-A dated February 14, 1994.

     5.1*     Opinion of Lowenstein Sandler PC.

     23.1     Consent of Deloitte & Touche LLP

     23.2     Consent of Lowenstein Sandler PC is included in Exhibit 5.1.

     24.1*    Power of Attorney.

-----------------
*  Previously filed.








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